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                                                                    Exhibit 6

                          REGISTRATION RIGHTS AGREEMENT


         Registration Rights Agreement (the "Agreement"), dated as of August 31, 1999, by and among Altiva Financial Corporation, a Delaware corporation (the "Company"), and Holders (as defined herein) of the Company's 12% Secured Convertible Notes due 2006 (the "Notes").

         WHEREAS, the Company has issued to Holders $7,000,000 principal amount of the Notes; and

         WHEREAS, the Notes are convertible, subject to certain conditions, into 1,400,000 shares of the common stock of the Company, par value $0.01 (the "Common Stock") (such shares, subject to adjustment in accordance with the terms of the Notes are herein after referred to as the "Securities"); and

         WHEREAS, as an inducement to Holders to purchase the Notes, the Company agreed to register the Securities into which the Notes are convertible;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties hereto, the parties, intending to be legally obligated, hereby agree as follows: SECTION 1. DEFINITIONS As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Act": The Securities Act of 1933, as amended.

         "Broker-Dealer": Any broker or dealer registered as such under the Exchange Act.

         "Closing Date": The date of this Agreement.

         "Commission" or "SEC": The United States Securities and Exchange Commission.

         "DTC": The Depository Trust Company.

         "Effectiveness Target Date": As defined in Section 3 hereof.

         "Exchange Act": The Securities Exchange Act of 1934, as amended.

         "Holders": As defined in Section 2(b) hereof.

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         "Indemnified Holder": As defined in Section 7(a) hereof

         "NASD": National Association of Securities Dealers, Inc.

         "Person": An individual, partnership, corporation, trust or unincorporated organization, or a government or an agency, authority or political subdivision thereof.

         "Prospectus": The prospectus included in a Resale Registration Statement, as amended or supplemented, including post-effective amendments, thereto.

         "Registration Default": As defined in Section 4 hereof.

         "Resale Registration Statement": As defined in Section 3 hereof.

         "Securities": As defined in the preamble hereto.

         "Transfer Restricted Securities": Each Security, until the earliest to occur of (a) the date on which such Security has been effectively registered under the Act and disposed of in accordance with a Resale Registration Statement or other applicable registration statement and (b) the date on which such Security is distributed to the public pursuant to Rule 144 under the Act or may be sold to the public without compliance with such rule.

         "Underwritten Registration" or "Underwritten Offering": An offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement filed with the Commission.

SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

         (a) TRANSFER RESTRICTED SECURITIES. The Transfer Restricted Securities are subject to the terms of this Agreement and may be sold in accordance with the provisions hereof.

         (b) HOLDERS OF TRANSFER RESTRICTED SECURITIES. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns (i) Notes, directly or indirectly through a participation interest therein, or (ii) Securities prior to (A) the resale of Securities in accordance with the terms hereof or (B) the time that such Securities are no longer considered to be Transfer Restricted Securities.

SECTION 3. RESALE REGISTRATION STATEMENT

         (a) REGISTRATION. The Company shall cause to be filed with the Commission promptly after the Closing Date, but in no event later than November 30, 1999, one or more registration statements on Form S-1, S-2 or S-3, or other applicable form (each a "Resale Registration Statement"), and use its reasonable best efforts to cause such Resale Registration Statement to be

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declared effective by the Commission on or before the date of the meeting of the stockholders of Altiva called for the purpose of approving the conversion features of the Notes, but in no event later than February 28, 2000 (the "Effectiveness Target Date"). In connection with the foregoing, the Company shall (A) file all pre-effective amendments to such Resale Registration
Statement as may be necessary in order to cause such Resale Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Resale Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Securities to be made under the state securities and Blue Sky laws of such jurisdictions as are necessary. Subject to the provisions of Section 5(c) hereof, the Company shall use its reasonable best efforts to keep such Resale Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, and all state securities or Blue Sky laws until the earlier of (i) the sale of all Securities in accordance with a Resale Registration Statement or (ii) the date on which all Transfer Restricted Securities may be sold without restriction pursuant to Rule 144 under the Act.

         (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Resale Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within twenty (20) business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Resale Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 4 hereof unless and until such Holder shall have used its reasonable best efforts to provide all such reasonably requested information. Each Holder as to which any Resale Registration Statement is being effected agrees to promptly furnish to the Company any and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4.  LIQUIDATED DAMAGES

         If (a) the Company shall not have filed the Resale Registration Statement with the Commission on or prior to November 30, 1999, (b) the Resale Registration Statement shall not have been declared effective by the SEC by the Effectiveness Target Date or (c) the Resale Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within ten (10) business days by a post-effective amendment that cures such failure and that is itself declared effective within thirty (30) business days (each such event referred to in clauses (a) through (c), a "Registration Default"), additional cash interest ("Liquidated Damages") shall accrue to each Holder of the Notes commencing upon the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of the Notes held by such Holder during the ninety
(90) day period following the occurrence


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of such Registration Default. The amount of Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of the Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $0.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages shall be paid to Holders by the Company in the same manner as interest is paid pursuant to the Notes. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease.

         All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such Security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.

SECTION 5.  REGISTRATION PROCEDURES

         (a) RESALE REGISTRATION STATEMENT. In connection with each Resale Registration Statement, the Company shall comply with all the provisions of
Section 5(b) below and shall file and use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities in accordance with the terms of this Agreement.

         (b) GENERAL PROVISIONS. In connection with any Resale Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of the Securities by Broker-Dealers), the Company shall:

                  (i) use its reasonable best efforts to keep such Resale Registration Statement continuously effective and provide all requisite financial statements during the period specified in Section 3 of this Agreement, and upon the occurrence of any event that would cause any such Resale Registration Statement or the Prospectus contained therein
         (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly, and as appropriate, an amendment or supplement to such Resale Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Resale Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Resale Registration Statement as may be necessary to keep the Resale Registration Statement effective for the applicable period set forth in Section 3 hereof or such shorter period as will terminate when all Transfer Restricted Securities covered by such


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         Resale Registration Statement cease to be Transfer Restricted
         Securities; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act in a timely manner; and reasonably assist Holders in complying with the provisions of the Act with respect to the disposition of all Securities covered by such Resale Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Resale Registration Statement or supplement to the Prospectus;

                  (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons in writing, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Resale Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Resale Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order or other order or action suspending the effectiveness of the Resale Registration Statement under the Act or of the suspension by any state securities or Blue Sky commission of the exemption, qualification or registration of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order or other order or take other action suspending the effectiveness of the Resale Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the exemption, qualification or registration of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) furnish to each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Resale Registration Statement or any Prospectus included therein or any amendments or supplements to any such Resale Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Resale Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five (5) business days, and the Company will not file any such Resale Registration Statement or Prospectus or any amendment or supplement to any such Resale Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Resale Registration Statement or

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         the underwriter(s), if any, shall reasonably object within five (5)
         business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Resale Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                  (v) make available at reasonable times and upon reasonable notice for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Resale Registration Statement and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Resale Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                  (vi) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Resale Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment, if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, provided such information is usual and customary in such a document, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the Transfer Restricted Securities being sold to such underwriter(s) and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (vii) furnish to each selling Holder and each of the underwriter(s), if any, without charge, one copy of the Resale Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits;

                  (viii) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; and the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto (other than in those states or jurisdictions in which the Company has not complied with or satisfied the requirements of the relevant securities or Blue Sky laws) by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (ix) enter into such agreements (including an underwriting agreement), and make

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         such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Resale Registration Statement contemplated by this Agreement, all to the extent customary in offerings of the type contemplated hereby and as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Resale Registration Statement contemplated by this Agreement; and if the registration is an Underwritten Registration, the Company shall:

                           (A) furnish to each selling Holder and each
                  underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Resale Resale Registration Statement:

                                    (1) a certificate, dated the date of
                           effectiveness of the Resale Resale Registration Statement, signed by (i) the President or any Vice President and (ii) a principal financial or accounting officer of the Company, confirming, as of the date thereof, that the representations and warranties of the Company in the underwriting agreement, if applicable, are true and correct in all material respects as of such date and such other matters as such parties may reasonably request;

                                    (2) an opinion, dated the date of
                           effectiveness of the Resale Resale Registration Statement, of counsel for the Company to the effect that the shares covered by the Resale Resale Registration Statement shall be validly issued and non-assessable, and such opinion shall include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the underwriters' representatives and the underwriters' counsel in connection with the preparation of such Resale Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the applicable Resale Registration Statement, at the time such Resale Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Resale Registration Statement, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without

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                           limiting the foregoing, such counsel may state
                           further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Resale Registration Statement contemplated by this Agreement or the related Prospectus; and

                                    (3) a customary comfort letter, dated as of
                           the date of effectiveness of the Resale Registration Statement, from the Company's independent public accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings;

                           (B) set forth in full or incorporate by reference in
                  the Underwriting Agreement, if any, the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section; and

                           (C) deliver such other documents and certificates as
                  may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause
                  (ix), if any.

         If at any time the representations of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

         (x) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Resale Registration Statement; provided that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Resale Registration Statement, in any jurisdiction where it is not now so subject;

         (xi) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request at least two (2) business days prior to any sale of Transfer Restricted Securities made by such underwriter(s) or selling Holders;


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         (xii) use its reasonable best efforts to cause the Transfer Restricted
Securities covered by the Resale Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the provisions contained in paragraph (x) above;

         (xiii) if any fact or event contemplated by paragraph (b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Resale Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (xiv) provide a CUSP number for all Transfer Restricted Securities not later than the effective date of the Resale Registration Statement;

         (xv) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such filings to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

         (xvi) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Resale Registration Statement;

         (xvi) cause all shares of Transfer Restricted Securities covered by the Resale Registration Statement to be listed on each securities exchange or market, if applicable, on which similar securities issued by the Company are then listed; and

         (xvii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15 of the Exchange Act.

         (c) BLACKOUT. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Resale Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus as contemplated by section 5(b)(xiii) hereof, or until it is

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advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current immediately prior to the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Resale Registration Statement or any post-effective amendment thereto set forth in Section 3 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(b)(iii)(D) hereof to and including the date when each selling Holder covered by such Resale Registration Statement shall have received the copies of the supplemented or amended Prospectus as contemplated by section 5(b)(xiii) hereof or shall have received the Advice, provided that, notwithstanding the foregoing, such time period may be extended in any given calendar year only one time for a maximum of (30) business days.

SECTION 6.        REGISTRATION EXPENSES

         All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless whether a Resale Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the NASD));
(ii) all fees and expenses of compliance with federal securities, foreign securities and state Blue Sky or securities laws; (iii) all expenses of printing (including the printing of Prospectuses and new certificates representing Securities), messenger and delivery services and telephone expenses incurred by the Company; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expense (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit, all trustee and rating agency fees and charges and the fees and expenses of any person, including special experts, retained by the Company.

         Each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities pursuant to a Resale Registration Statement.


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SECTION 7.  INDEMNIFICATION

         (a) The Company shall indemnify and hold harmless (i) each Holder, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person") and
(iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any Controlling Person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses, joint or several (including without limitation, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and charges of counsel directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in (A) any Resale Registration Statement or Prospectus (or any amendment or supplement thereto) or (B) any state securities or Blue Sky application or other document prepared or executed by the Company (or based upon any information furnished by the Company) for the purpose of qualifying any of the Securities under the securities or Blue Sky laws of any state or other jurisdiction (any such application, document or information hereinafter is referred to as a "Blue Sky Application") or any omission or alleged omission to state in any Resale Registration Statement or Prospectus (or any amendment or supplement thereto) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders or counsel or agents of Holders expressly for use therein. The foregoing indemnification is in addition to any liability which the Company may otherwise have to any Indemnified Holder.

         (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, (ii) each person who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company and
(iii) the respective officers, directors, partners, employees, representatives and agents of the Company and any such controlling person to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Resale Registration Statement. The foregoing indemnification is in addition to any liability which any Holder may otherwise have to any of the foregoing indemnified persons.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify


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the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7 (except to the extent so provided in any such other obligation). If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided, however, that the indemnified party shall have the right to employ separate counsel to represent jointly the indemnified party and those other Indemnified Holders and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by Indemnified Holders against the indemnifying party under this Section 7, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless, (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
(iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel). Each indemnified party, as a condition of the indemnity agreements contained in this Section 7, shall use its reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action, compromise of any action or any judgment with respect to any action effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party, to the extent set forth herein, from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to (except for a reason expressly provided herein) or insufficient to hold harmless an


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



indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Indemnified Holder shall be required to contribute any amount in excess of the amount by which proceeds received by such Indemnified Holder from an offering of the Securities exceeds the amount of any damages which such Indemnified Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Holders' obligations to contribute as provided in this Section 7(d) are several and not joint.

SECTION 8.        RULE 144 AND RULE 144A

         The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to use its reasonable best efforts to make and keep public information available as is required by Rules 144 and 144A under the Act to permit sales of Transfer Restricted Securities pursuant to such rules, including, without limitation, complying with the requirements of Rule 144A(d)(4), and to furnish to each Holder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and Rule 144A under the Act.

SECTION 9.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements provided by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 10.  SELECTION OF UNDERWRITERS

         The Holders of Transfer Restricted Securities covered by the Resale Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 11.  MISCELLANEOUS

         (a) REMEDIES. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way breach or conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being resold pursuant to the Resale Registration Statement and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not reselling pursuant to such Resale Registration Statement may be given by the Holders of a majority of the outstanding Transfer Restricted Securities being resold pursuant to such Resale Registration Statement.

         (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class or certified mail, telex, telecopier or reliable overnight delivery service:

                  (i) if to a Holder, initially at the address set forth below its name on the signature


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



         page hereto, and thereafter at such other address notice of which is given in accordance with this Section 11(d); and

                  (ii)     if to the Company:

                                    Altiva Financial Corporation
                                    Sixth Floor
                                    1000 Parkwood Circle
                                    Atlanta, Georgia 30339
                                    Telecopier No.: (770) 937-9576
                                    Attention: Edward B. Meyercord

                           With a copy to:

                                    King & Spalding
                                    191 Peachtree Street
                                    Atlanta, GA 30303
                                    Telecopier No.: (404) 572-5100
                                    Attention: John D. Capers, Jr., Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if sent via a reliable overnight delivery service.

         (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities.

         (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (i) SEVERABILITY. In the event that any one or more of the provisions contained herein or the application thereof, in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     ALTIVA FINANCIAL CORPORATION


                                     By:    /s/ Edward B. Meyercord
                                     ------------------------------------------
                                     Name:    Edward B. Meyercord
                                     Title:   Chairman and Chief Executive
                                              Officer


                                     VALUE PARTNERS, LTD


                                     By:    EWING & PARTNERS,
                                            General Partner


                                     By:     /s/ Timothy Ewing
                                     ------------------------------------------
                                     Name:    Timothy Ewing
                                     Title:   Managing Partner

                                     Address:

                                              4514 Cole Avenue - Suite 808
                                              Dallas, Texas 75205

                                     T. ROWE PRICE RECOVERY FUND II, L.P.


                                     By:    T. Rowe Price Recovery Fund II
                                            Associates, L.L.C., General Partner


                                     By:     /s/ Hubert M. Stiles, Jr.
                                     ------------------------------------------

                                             Name:    Hubert M. Stiles, Jr.
                                             Title:   President

                                     Address:

                                             100 E. Pratt Street
                                             Baltimore, Maryland 21202